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                                                                   Exhibit 10.24



                        INCENTIVE STOCK OPTION AGREEMENT

      THIS AGREEMENT is between Lipid Sciences, Inc., a Delaware corporation (the "Company"), and the person whose signature is set forth on the signature page hereof ("Participant").

                                    RECITALS

      WHEREAS, the Company has adopted the Lipid Sciences, Inc. 2000 Stock Option Plan, (the "Plan"), which provides for the grant of incentive stock options to Employees and other eligible individuals;

      WHEREAS, Participant is an Employee and is in a position to contribute materially to the continued growth and development and the future financial success of the Company;

      WHEREAS, the Company wishes to grant to Participant an incentive stock option to purchase common stock of the Company (the "Common Stock") on the terms and conditions specified herein to provide a means for the Participant to participate in the future growth of the Company and to increase the Participant's incentive and personal interest in the continued success and growth of the Company; and

      NOW, THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein will have the respective meanings given in the
Plan):

      1.    Option.

            (a) Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Participant an Incentive Stock Option to purchase all or any part of the shares set forth on the signature page hereof, at the exercise price set forth on the signature page hereof. The Option is intended to be an "incentive stock option" as defined in Section 422 of the Code.

            (b) Term. The term of the Option will expire at 11:59 p.m. on the date which is 10 years following the date of grant of the Option.

            (c) Vesting. Options will vest as to one hundred thousand (100,000) shares following the first six (6) continuous months of service with the Company and the remainder over four and one half years at the rate 1/54th per month of the total 1,000,000 shares.

      2. Exercise. The Option may not be exercised prior to the date it is vested or after the expiration date. Participant may, subject to the limitations of this Agreement
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and the Plan, exercise all or any portion of the Option that has vested pursuant to Section 1 hereof by providing written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price for such shares. The exercise price will be paid in cash, by certified check or cashier's check payable to the Company, or by the surrender of a whole number of previously owned shares (free of all adverse claims and duly endorsed in blank by Participant or accompanied by stock powers duly endorsed in blank) having a Fair Market Value on the date of exercise equal to the exercise price. Upon full payment of the exercise price, the Company will promptly deliver to the Participant a certificate or certificates for the number of Shares in respect of which the Option has been exercised, legended as described herein and as required by applicable law. No portion of the Option may be exercised after it has expired pursuant to Section 1 hereof.

      3.    Termination of Employment.

            (a) If the employment of Participant terminates by reason of disability, Participant (or his or her legal representative) may exercise any portion of the Option which has vested pursuant to Section 1 hereof as of the date of such termination of employment for a period of one year after the date of such termination of employment and not thereafter; provided, however, that no Option or portion thereof will be exercisable after it has expired pursuant to
Section 1 hereof. For purposes of this Agreement, the term "disability" will mean a total and permanent disability as determined by the Board of Directors in its sole discretion.

            (b) If the employment of Participant terminates by reason of death, Participant's Beneficiary (as hereinafter defined) may exercise the Option for a period of one year after the date of death and not thereafter; provided, however, that no Option or portion thereof will be exercisable after it has expired pursuant to Section 1 hereof. During the period of employment of the Participant, the Company will provide a term insurance policy on the life of the Participant in the amount of $500,000, payable upon the death of Participant to the Beneficiary.

            (c) If the employment of Participant is terminated by the Company without Cause (as hereinafter defined) or is terminated by Participant for any reason other than death or disability, Participant (or his or her legal representative) may exercise any portion of the Option which has vested pursuant to Section 1 hereof as of the date of such termination of employment for a period of three months after the date of such termination of employment and not thereafter.

            (d) If the employment of the Participant terminates for Cause, the entire Option (whether vested or non-vested) will immediately be forfeited and become null and void. For purposes hereof, "Cause" will mean material nonfeasance, material


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malfeasance or material misfeasance on the part of the Participant which, if susceptible of cure, will continue after notice of the default and a reasonable opportunity to cure.

      4. Withholding. If any part of this Option is not permitted to be an Incentive Stock Option under the Code, then the Participant agrees to pay to the Company such amount as is requested by the Company for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes in connection with any exercise of any non-qualified portion of this Option. The Participant may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company to withhold shares otherwise issuable pursuant to the exercise of the Option or (b) by delivering to the Company shares already owned by the Participant. The Shares so delivered or withheld will be a whole number, have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined, will be free of all adverse claims, and will be duly endorsed in blank by Participant or accompanied by stock powers duly endorsed in blank.

      5. Nonalienation. Participant will have no rights to sell, assign, transfer, pledge, or otherwise alienate the Option under this Agreement, except by will or by the laws of descent, and any such attempted sale, assignment, transfer, pledge or other conveyance will be null and void. The Option will be exercisable during the Participant's lifetime only by the Participant (or his or her legal representative).

      6. Beneficiary. The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by Participant in accordance herewith (the person who is Participant's Beneficiary at the time of his or her death is referred to as the "Beneficiary") will be entitled to exercise the Option, to the extent it is exercisable, after the death of Participant. Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Board of Directors. The last such designation received by the Board of Directors will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Board of Directors prior to Participant's death, and in no event will any designation be effective as of a date prior to such receipt. If no Beneficiary designation is in effect at the time of Participant's death, or if no designated Beneficiary survives Participant or if such designation conflicts with law, Participant's estate will be entitled to exercise the Option, to the extent it is exercisable after the death of Optionee. If the Board of Directors is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying Shares, until the Board of Directors determines the person entitled to exercise the Option, or the Company may file an interpleader action with any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.


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      7.    Securities Law Restrictions. Participant acknowledges that he is acquiring the Option and the shares purchasable pursuant to the Option for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Act"). Participant agrees and acknowledges with respect to any shares that have not been registered under the Act, that (i) Participant will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect.

      8.    Limited Interest.

            (a) The grant of the Option will not be construed as giving Participant any interest other than as provided in this Agreement.

            (b) Participant will have no rights as a shareholder as a result of the grant of the Option, until the Option is exercised, the exercise price is paid, and the shares are issued thereunder.

            (c) The grant of the Option will not confer on Participant any right to continue as an employee, nor interfere in any way with the right of the Company to terminate the Participant's employment at any time.

            (d) The grant of the Option will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the shares or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

      9. Right of First Refusal. The shares purchasable pursuant to the Option are subject to a right of first refusal as described in this Section.

            a. Right of First Refusal Transfer Notice. If at any time the Participant proposes to transfer the shares to one or more third parties under an understanding with a third party (a "Transfer"), then the Participant will give the Company and each other stockholder written notice of Participant's intention to make the Transfer (the "Transfer Notice"), which Transfer Notice must include (i) a description of the shares to be transferred ("Offered Shares"), (ii) the identity of the prospective


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                  transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice will certify that Participant has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice will also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

            b. Company's Option. The Company has an option for a period of ten (10) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise this purchase option and purchase all (or a portion of) the Offered Shares by notifying Participant in writing before expiration of the ten
                  (10) day period as to the number of shares it wishes to purchase. If the Company gives Participant notice that it desires to purchase the shares, then payment of the Offered Shares will be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which will be no later than forty-five (45) days after the Company's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established. If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section within the period provided, the Offered Shares will be subject to the options granted to the other stockholders.

            c. Additional Transfer Notice. Subject to the Company's right set forth in Section 9(b), if Participant proposes a Transfer, then, after the Company has declined to purchase all, or a portion of, the Offered Shares, the Stockholder will give each other stockholder an "Additional Transfer Notice" that includes all of the information and certifications required in a Transfer Notice and will additionally identify the Offered Shares that the Company has declined to purchase (the "Remaining Shares") and briefly describe the other stockholders' rights of first refusal and co-sale rights with respect to the proposed Transfer.

            d. Other Stockholders' Option. The other stockholders have an option for a period of twenty (20) days from the receipt of the Additional


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                  Transfer Notice from Participant set forth in Section 9(c) to elect to purchase their respective pro rata shares of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each of the other stockholders may exercise the purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any reallotments as provided below) of the Remaining Shares, by notifying Participant and the Company in writing, before expiration of the twenty (20) day period as to the number of such shares that he, she, or it wishes to purchase (including any reallotment). Each of the other stockholders' pro rata share of the Remaining Shares will be a fraction of the Remaining Shares, of which the number of shares of Common stock owned by the other stockholder on the date of the Transfer Notice will be the numerator and the total number of shares of Common Stock held by the other stockholder and all other stockholders on the date of the Transfer Notice will be the denominator. Each of the other stockholders will have a right of reallotment that, if any of the stockholders fails to exercise the right to purchase its full pro rata share of the Remaining Shares, the other participating stockholders may exercise an additional right to purchase, on a pro rata basis, the Remaining Shares not previously purchased. Each stockholder is entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that the stockholder notifies Participant of this allocation. If a stockholder gives Participant notice that it desires to purchase its pro rata share of the Remaining Shares and, as the case may be , its reallotment, then payment for the Remaining Shares will be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing, which will be no later than forty-five (45) days after the Company's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established.

            e. The value of the shares purchasable pursuant to the Option will be established by reference to the bona fide third party offer or if the consideration is other than cash, the Company's Board of Directors will determine the value of the shares.

            f. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the other stockholders will bear the following legend upon its face: The sale, pledge, hypothecation,


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                  assignment, or transfer of the securities represented by this certificate is subject to the terms and conditions of a right of first refusal between the stockholder and the corporation described in the Incentive Stock Option Agreement. Copies of this agreement may be obtained upon written request to the secretary of the corporation.

            g. This right of first refusal terminates on the earlier of (i) the quotation of the Common Stock on the Nasdaq Small Cap or National Market System and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to the transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity.

      10. Lock-up. Participant may not, without the prior written consent of the Company's Board of Directors, during the period commencing on the date that the Common Stock begins trading on Nasdaq and ending on the date two years after the beginning trading date (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Participant or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) and (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In order to enforce the covenant in this Section, the Company may imposed stop-transfer instructions with respect to the shares of Participant until the end of the relevant period.

      11. Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan will govern.

      12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

      13. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties hereto.


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      14.   Counterparts. This Incentive Stock Option Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his or her hand, all on the day and year set forth below.

                                               LIPID SCIENCES, INC.


                                   By:         /s/  Christopher A. Marlett
                                      ------------------------------------------
                                                Christopher A. Marlett
                                                Chairman of the Board

                                                    ("Company")




                                               /s/  Phil Radlick
                                   ---------------------------------------------
                                                     Phil Radlick

                                                    ("Participant")



No. of Shares:             1,000,000     Grant Date:                June 1, 2000

Exercise Price Per Share:      $3.50     Initial Exercise Date: December 1, 2000

Date of Agreement:      June 1, 2000     Option Expiration Date:    June 1, 2010


Beneficiary:                             Address of Beneficiary:
            ------------------------
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Beneficiary Tax Identification No.:

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